UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

CASTELLUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-41526	27-4079982
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Bethesda Metro Center, Suite 700
Bethesda, MD 20814
(Address of principal executive offices, including zip code)

301-961-4895
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value	CTM	NYSE American LLC
$0.0001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2023, Castellum, Inc. (the “Company”), entered into a series of transactions with Crom Cortana Fund LLC (“Crom”) the primary purpose of which is to fund a pending acquisition. In connection therewith, the Company and Crom entered into an agreement (the “Pay-Off Letter Agreement”) to pay off the amount currently owed to Crom under the terms of the convertible promissory note in the original principal amount of $1,050,000 due April 4, 2023 (the “2022 Note Payable”).  In consideration of a cash payment of $300,000 and 556,250 shares of common stock representing conversion of the remaining principal balance the Company’s obligations under the 2022 Note Payable are deemed satisfied.  The 556,250 shares of common stock issued to Crom by the Company in connection with the conversion of the 2022 Note Payable have been registered with the Securities and Exchange Commission on Registration No. 333-267249 effective October 12, 2022.

Simultaneously therewith, the parties entered into the Securities Purchase Agreement (the “2023 SPA”) pursuant to which Crom purchased (a) a convertible promissory note in the principal amount of $840,000 (the “2023 Note Payable”) which matures February 13, 2024 and bears interest at a per annum rate equal to ten percent (10%) to be paid monthly, and (b) a warrant pursuant to which Crom has the right to purchase up to 700,000 shares of the Company’s common stock (the “2023 Warrant”) at an exercise price of $1.38 which expire sixty months from the date of issuance.  The proceeds of the 2023 Note Payable will be used primarily to fund a pending acquisition, as well as fund the debt repayment referred to in the foregoing paragraph.

The 2023 SPA also grants Crom piggyback registration rights on the shares of common stock issued upon conversion of the 2023 Note Payable (the “Conversion Shares”) and the shares of common stock issued upon exercise of the 2023 Warrant.  At any time following the date of effectiveness of a registration statement covering the Conversion Shares, the 2023 Note Payable is convertible at Crom’s option at $1.20 per share.  The default interest rate on the 2023 Note Payable is eighteen percent (18%).

Item 8.01 Other Events
.

On February 15, 2023, the Company issued a press release announcing $500,000 Equity Financing to Support an Acquisition. A copy of the press release is attached as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits
.

Exhibit No.	Description
4.1	Castellum, Inc. Common Stock Purchase Warrant issued to Crom Cortana Fund LLC

10.1	Convertible Promissory Note dated February 13, 2023 by and between Castellum, Inc. and Crom Cortana Fund LLC in the principal amount of $840,000

10.2	Pay-Off Letter Agreement by and between Castellum, Inc. and Crom Cortana Fund LLC concerning a Convertible Promissory Note in the original principal amount of $1,050,000 due April 4, 2023

99.1	Press Release dated February 15, 2023 announcing $500,000 Equity Financing to Support an Acquisition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASTELLUM, INC.

Date: February 16, 2023	By:	/s/ Mark C. Fuller
	Name:	Mark C. Fuller
	Title:	Chief Executive Officer